Exhibit 99.1

Contact:
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports Second Quarter 2012 Results

•	Focused product development on the Top Ten Growth Drivers

•	Reduced annual operating expenses by approximately $40 million

Milpitas, CA, July 25, 2012 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today reported financial results for its second quarter ended June 29, 2012.

GAAP Results of Operations

Net revenue for the second quarter of 2012 was $163.0 million, a 22.0% decrease from $209.1 million in the second quarter of 2011, and a 4.5% increase from $156.0 million in the first quarter of 2012. Changes in Intersil’s second quarter end market product mix are summarized below.

End Market*	Q2 2012 % of Revenue	Q2 2011 % of Revenue	Q1 2012 % of Revenue
Industrial & Infrastructure	59%	53%	56%
Personal Computing	25%	25%	25%
Consumer	17%	22%	19%

*Note: Percentages may not calculate precisely due to rounding

Gross margin for the second quarter of 2012 was 54.5%, compared with gross margin of 58.2% in the same quarter last year, and slightly lower than the first quarter of 2012 at 54.6%, primarily due to product mix.

Operating margin was negative 5.7% during the second quarter. Net loss for the second quarter of 2012 was $14.5 million, or $0.11 per share, compared with net income of $21.8 million, or $0.17 per diluted share, in the same quarter last year, and net loss of $3.3 million, or $0.03 per share, in the first quarter of 2012. GAAP earnings per share were adversely affected by an $8.3 million restructuring charge.

Non-GAAP Results of Operations

Non-GAAP operating income, net income and earnings per share exclude the effects of equity-based compensation, intangible amortization,restructuring, certain tax adjustments and unusual expenses.

Non-GAAP operating income during the second quarter of 2012 was $14.4 million, or 8.8% of revenue. Non-GAAP net income for the second quarter of 2012 was $9.6 million, or $0.08 per diluted share.

“Two important goals were accomplished during the second quarter,” said Dave Bell, President and Chief Executive Officer. “We focused nearly all our development resources on our carefully chosen Top Ten Growth Drivers that we’re confident will drive significant growth beginning in 2013. We also reduced annual operating expenses by $40 million to enable us to achieve our target operating model at a lower revenue level.”

Exhibit 99.1

At the end of the second quarter, Intersil’s cash totaled $316.1 million. Intersil reduced its long term debt by $25 million to $150.0 million. Free cash flow was negative $35.2 million during the second quarter which included a $46.6 million one-time tax payment. During the quarter, the company reduced inventory by $4.7 million.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on August 24, 2012 to shareholders of record as of the close of business on August 14, 2012.

Third Quarter 2012 Outlook

•	Revenue is expected to be between $156 million and $163 million (-4% to 0% sequentially)

•	Gross margin is expected to be flat to slightly down

•	R&D expenses are expected to be approximately $40 million ($37 million excluding equity-based compensation)

•	SG&A expenses are expected to be approximately $32 million ($29 million excluding equity-based compensation)

•	Total equity-based compensation is expected to be approximately $6.4 million

•	Amortization of intangibles is expected to be approximately $7.1 million

•	GAAP earnings per diluted share are expected to be between $0.02 and $0.04

•	Non-GAAP earnings per diluted share are expected to be between $0.10 and $0.12

“Our bookings rate grew during most of the second quarter, but began to deteriorate in June.  We closed the second quarter with a book-to-bill ratio slightly less than one,” said Bell. “Given continued uncertainty about the worldwide economy, we are forecasting sub-seasonal revenue for the third quarter. However, our significantly reduced operating expenses will drive strong EPS improvement in the third quarter.”

Intersil will discuss its second quarter 2012 financial results during its scheduled conference call following market close on July 25, 2012. To participate in the conference call, please dial (888) 700-7173, and international participants please dial (617) 213-8838, using the password 98396805 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com.  A copy of the presentation accompanying the conference call is available on Intersil’s website.

A replay of the earnings conference call will be available on Intersil’s website, or may be accessed for two weeks by dialing (888) 286-8010, international dial (617) 801-6888, using the password 61811488.

About Intersil
Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website and career page at www.intersil.com.

About Non-GAAP Financial Results
The presentation of non-GAAP financial information is intended to be considered together with the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables on page eight of this release.  Management uses non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of recurring core business operating results. During the quarter ended July 1, 2011, we revised current quarter and historical presentation of non-GAAP financial information to exclude equity-based compensation in addition to previously excluded intangible amortization, acquisition charges, certain tax adjustments and one-time costs.  Management feels this change aligns our non-GAAP presentation with that of our closest peers and increases comparability of our results with published earnings estimates widely available on the Internet.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Two Quarters Ended
	Jun. 29,	Jul. 1,	Mar. 30,	Jun. 29,	Jul. 1,
	2012	2011	2012	2012	2011
	Q2 2012	Q2 2011	Q1 2012	YTD	YTD

Net revenue	$163.0	$209.1	$156.0	$319.0	$407.9
Cost of revenue	74.2	87.3	70.8	145.0	171.1
Gross profit	88.8	121.8	85.2	174.0	236.8
Gross margin	54.5%	58.2%	54.6%	54.5%	58.1%
Expenses
Research and development	46.2	47.8	44.4	90.6	97.5
Selling, general and administrative	36.4	36.2	34.2	70.6	71.5
Amortization of purchased intangibles	7.2	6.7	7.2	14.4	13.6
Restructuring-related costs	8.3	0.1	1.5	9.8	2.4
Operating (loss) income	(9.3)	31.0	(2.2)	(11.4)	51.8
(Loss) gain on deferred comp investments	(0.5)	-	0.7	0.2	0.2
Interest income	0.1	0.7	0.2	0.3	1.5
Interest expense and fees	(1.8)	(4.2)	(2.0)	(3.8)	(8.7)
(Loss) income before income taxes	(11.4)	27.5	(3.3)	(14.7)	44.7
Income tax expense	3.1	5.7	-	3.1	8.8
Net (loss) income	$(14.5)	$21.8	$(3.3)	$(17.8)	$35.9

(Loss) earnings per share:
Basic	$(0.11)	$0.17	$(0.03)	$(0.14)	$0.29
Diluted	$(0.11)	$0.17	$(0.03)	$(0.14)	$0.29

Weighted average shares outstanding:
Basic	127.5	125.7	126.6	127.1	125.6
Diluted	127.5	126.0	126.6	127.1	125.9

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Jun. 29,	Dec. 30,
	2012	2011
Assets
Current assets:
Cash and short-term investments	$316.1	$410.2
Trade receivables, net	62.9	64.9
Inventories	85.5	97.9
Prepaid expenses and other current assets	14.0	16.1
Income tax receivable	10.9	-
Deferred income tax asset	20.4	47.0
Total current assets	509.7	636.1
Non-current assets:
Property, plant and equipment, net	86.1	91.0
Purchased intangibles, net	97.8	112.2
Goodwill	565.4	565.4
Deferred income tax asset	89.3	73.8
Long-term investments	2.7	4.8
Other	82.4	85.9
Total non-current assets	923.7	933.1
Total assets	$1,433.4	$1,569.2

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$30.6	$27.9
Deferred net revenue	7.5	8.6
Income taxes payable	-	60.6
Other accrued items	68.9	69.0
Total current liabilities	107.0	166.1
Non-current liabilities:
Long-term debt	150.0	200.0
Income taxes payable	105.3	93.8
Other non-current liabilities	24.9	28.6
Total non-current liabilities	280.2	322.4
Total shareholders' equity	1,046.2	1,080.7
Total liabilities and shareholders' equity	$1,433.4	$1,569.2

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended			Two Quarters Ended
	Jun. 29,	Jul. 1,	Mar. 30,	Jun. 29,	Jul. 1,
	2012	2011	2012	2012	2011
	Q2 2012	Q2 2011	Q1 2012	YTD	YTD
Operating activities:
Net (loss) income	$(14.5)	$21.8	$(3.3)	$(17.8)	$35.9
Depreciation	4.8	5.6	4.9	9.8	11.2
Amortization of purchased intangibles	7.2	6.7	7.2	14.4	13.6
Equity-based compensation	8.7	9.3	5.3	14.0	16.3
Provision for inventory obsolescence	1.7	2.8	1.4	3.1	4.3
Other	0.3	(0.1)	0.2	0.5	(0.1)
Deferred income taxes	11.8	2.7	-	11.8	4.1
Net changes in operating assets and liabilities	(52.1)	0.4	6.1	(46.0)	(5.1)
Net cash flows from operating activities	(32.1)	49.2	21.9	(10.2)	80.2

Investing activities:
Purchases of investments	-	(29.0)	-	-	(29.0)
Proceeds from investments	-	-	26.5	26.5	10.1
Net capital expenditures	(3.1)	(3.5)	(1.5)	(4.6)	(5.3)
Net cash flows from investing activities	(3.1)	(32.5)	25.0	21.9	(24.2)

Financing activities:
Proceeds and tax benefit from equity-based awards	1.7	(1.3)	(0.6)	1.1	1.3
Fees on credit facilities	(0.4)	-	-	(0.4)	-
Repayments of long-term debt	(25.0)	-	(25.0)	(50.0)	(20.3)
Dividends paid	(16.0)	(15.7)	(15.4)	(31.4)	(30.9)
Net cash flows from financing activities	(39.8)	(17.0)	(41.0)	(80.8)	(49.9)

Effect of exchange rates on cash and cash equivalents	(0.6)	0.5	0.1	(0.5)	1.3

Net change in cash and cash equivalents	(75.6)	0.1	6.0	(69.6)	7.4

Cash and equivalents as of the beginning of the period	389.7	390.3	383.7	383.7	383.0

Cash and equivalents as of the end of the period	$314.1	$390.4	$389.7	$314.1	$390.4

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions)

	Quarter Ended			Two Quarters Ended
	Jun. 29,	Jul. 1,	Mar. 30,	Jun. 29,	Jul. 1,
	2012	2011	2012	2012	2011
	Q2 2012	Q2 2011	Q1 2012	YTD	YTD
EBITDA:
Operating (loss) income	$(9.3)	$31.0	$(2.2)	$(11.4)	$51.8
Depreciation	4.8	5.6	4.9	9.8	11.2
Amortization of purchased intangibles	7.2	6.7	7.2	14.4	13.6
Equity-based compensation	8.7	9.3	5.3	14.0	16.3
EBITDA	$11.4	$52.6	$15.2	$26.7	$92.9

Six-month backlog	$127.4	$174.8	$142.5

Equity-based compensation expense by classification:
Cost of revenue	$0.6	$0.6	$0.4	$0.9	$1.1
Research and development	$3.7	$4.6	$3.0	$6.8	$9.3
Selling, general and administrative	$4.4	$4.1	$1.9	$6.3	$5.9

Revenue by end market:
Industrial and Infrastructure	$95.8	$110.5	$86.9	$182.7	$215.9
Personal Computing	40.0	52.1	39.4	79.4	104.1
Consumer	27.2	46.5	29.7	56.9	87.9
Total revenue	$163.0	$209.1	$156.0	$319.0	$407.9

Free cash flow:
Cash flows from operations	$(32.1)	$49.2	$21.9	$(10.2)	$80.2
Net capital expenditures	3.1	3.5	1.5	4.6	5.3
Free cash flow:	$(35.2)	$45.7	$20.4	$(14.8)	$74.9

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Two Quarters Ended
	Jun. 29,	Jul. 1,	Mar. 30,	Jun. 29,	Jul. 1,
	2012	2011	2012	2012	2011
	Q2 2012	Q2 2011	Q1 2012	YTD	YTD
Non-GAAP operating income:
GAAP operating (loss) income	$(9.3)	$31.0	$(2.2)	$(11.4)	$51.8
Restructuring-related costs	8.3	0.1	1.5	9.8	2.4
Deferred compensation expense	(0.5)	0.1	0.8	0.3	0.4
Equity-based compensation	8.7	9.3	5.3	14.0	16.3
Amortization of purchased intangibles	7.2	6.7	7.2	14.4	13.6
Non-GAAP operating income:	$14.4	$47.2	$12.7	$27.1	$84.5

Revenue	$163.0	$209.1	$156.0	$319.0	$407.9

Non-GAAP operating margin
GAAP operating margin	(5.7)%	14.8%	(1.4)%	(3.6)%	12.7%
Excluded items as a percent of revenue	14.5%	7.8%	9.5%	12.1%	8.0%
Non-GAAP operating margin	8.8%	22.6%	8.1%	8.5%	20.7%

Non-GAAP net income:
GAAP net (loss) income	$(14.5)	$21.8	$(3.3)	$(17.8)	$35.9
Tax adjustments from non-cash and discrete items	(0.1)	(0.6)	(2.5)	(2.8)	(2.2)
Restructuring-related costs	8.3	0.1	1.5	9.8	2.4
Equity-based compensation	8.7	9.3	5.3	14.0	16.3
Amortization of purchased intangibles	7.2	6.7	7.2	14.4	13.6
Non-GAAP net income	$9.6	$37.3	$8.2	$17.6	$66.0

Diluted shares outstanding	127.5	126.0	126.6	127.1	125.9

Non-GAAP earnings per diluted share
GAAP (loss) earnings per diluted share	$(0.11)	$0.17	$(0.03)	$(0.14)	$0.29
Excluded items per share impact	0.19	0.13	0.09	0.28	0.23
Non-GAAP earnings per diluted share	$0.08	$0.30	$0.06	$0.14	$0.52

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses, losses and impairments on investments, equity-based compensation, amortization of purchased intangibles and related tax benefits.

Note: Totals and percentages may not add or calculate precisely due to rounding.